UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 9, 2014

TASER International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16391	86-0741227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17800 N. 85th St.

Scottsdale, Arizona 85255

(Address of principal executive offices, including zip code)

(480) 991-0797

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 9.01 Financial Statements and Exhibits

SIGNATURE
EX-99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 9, 2014, Bret Taylor, age 33, was appointed to the Board of Directors of TASER International, Inc. effective immediately. There are no arrangements or understandings between Mr. Taylor and any other persons pursuant to which Mr. Taylor was selected as a director. Compensation for Mr. Taylor consists of an initial restricted stock award with the grant date fair value of $100,000 vesting annually over 4 years, annual restricted stock-incentive award with a grant date fair value of $80,000 with vesting over 3 years and annual cash compensation of $35,000. This is consistent with the Board of Directors compensation program effective for 2014. Mr. Taylor will not be joining any Board committees at the onset of his term.

Mr. Taylor served as Group Product Manager at Google Inc. until June 2007, where he co-created Google Maps and the Google Maps API. He then joined venture capital firm Benchmark Capital as an entrepreneur-in-residence where he founded the social network Friendfeed, Inc. with former Google employee, Jim Norris. Taylor was the CEO of FriendFeed until August 2009, when Facebook acquired the company. Taylor was the Chief Technology Officer of Facebook until the summer of 2012 and supervised some of Facebook’s newest and most important products, including the creation of the Open Graph, the App Center, and its integration with the Apple App Store. He is now CEO and co-founder of Quip. Taylor attended Stanford University, where he earned his bachelor’s degree and a master’s degree in computer science.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Press release dated June 10, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2014	TASER International, Inc.

	By:	/s/ DOUGLAS E. KLINT
Douglas E. Klint
President and General Counsel